EXHIBIT
5



                                               CURRENT CORPORATE STRUCTURE

                                              TRANSOK, INC. System Companies

TRANSOK, INC.

   Transok Properties, Inc.
   Transok Acquisition Company

      Transok Gas Transmission Company
      Transok Gas Company
      Transok Gas Processing Company
      Transok Gas Gathering Company

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